EQUIPMENT LEASE AND SUBLEASE AGREEMENT


     THIS EQUIPMENT LEASE AND SUBLEASE AGREEMENT (the "Agreement") is entered into this ____ day of June, 1999, by and between PLATO FOUFAS & CO., an Illinois corporation, and PLATO FOUFAS, individually (hereafter collectively "Foufas"), PARK NATIONAL BANK & TRUST OF CHICAGO ("Lender") and GLOBAL CENTRAL CORPORATION, a Colorado corporation, ("Global").

                             RECITALS

     WHEREAS, Foufas is the owner of that certain property and equipment identified on Exhibit A (the "Owned Equipment") and is the lessee of that certain property and equipment also identified on Exhibit A (the "Leased Equipment") (hereafter the Owned Equipment and Leased Equipment may collectively be referred to as the "Equipment"); and

     WHEREAS, Foufas desires to rent to Global and Global desires to rent from Foufas the Equipment; and

     WHEREAS, the Leased Equipment was delivered to Foufas pursuant to that certain Equipment Lease (the "Lease") dated as of January 9, 1995 in which Park Western Leasing, Inc. ("Park Western") was the lessor and Tollgate Stage Door, LLC ("Tollgate") was the lessee; and

     WHEREAS, concurrently with the execution of the Lease, Plato
Foufas, individually, executed an individual guaranty (the
"Guaranty") of the payments due by Tollgate pursuant to the Lease; and

     WHEREAS, on January 25, 1995 Park Western entered into a certain Without Recourse Seller's Agreement (the "Park Western Agreement") pursuant to which Park Western assigned to Lender the Lease together with all of Park Western's right, title and interest in and to the Leased Equipment, and as a result of which Lender is the current title holder of and holds a security interest in the Equipment described and set forth on Exhibit A hereto; and

     WHEREAS, following the occurrence of various conditions of default and events of default under the Lease and Guaranty (hereinafter collectively the "Agreements"), Foufas and Lender entered into a certain Forbearance Agreement dated as of July 31, 1996 (the "Forbearance Agreement"), pursuant to which Lender agreed not to execute its rights under the Agreements by virtue of the existence of defaults thereunder (the "Current Defaults"), subject to the terms and conditions set forth in such Forbearance Agreement; and

     WHEREAS, pursuant to that certain Forbearance Agreement executed July 31, 1996, by and between Plato Foufas, Plato Foufas & Co. and Park National Bank & Trust of Chicago, Lender is the current title holder of and holds a security interest in the Equipment described and set forth on Exhibit A hereto.

     NOW, THEREFORE, in consideration of the above recitals, the mutual promises herein contained and such other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

                            AGREEMENT

     1. Lease of Equipment. Foufas hereby agrees to lease and rent to Global the Equipment and Global hereby agrees to lease the Equipment from Foufas for the term of this Agreement. In addition, Global acknowledges that a portion of the Equipment is located in Foufas' storage space located in Nationwide Self Storage, Unit A-19, in Golden, Colorado (the "Storage"), and Foufas hereby leases and agrees to allow Global access to the Storage for purposes consistent with the provisions of this Agreement.

     2. Lender's Consent. Lender hereby consents to the lease, sublease and option grant set forth in Paragraph 17 hereof of the Equipment set forth on Exhibit A hereto. Lender represents and warrants that the Lease is valid, enforceable and in full force and effect and any condition or event of default thereunder is subject to the Forbearance Agreement attached hereto as Exhibit B.
Further, Lender represents and warrants that the execution and delivery of this Agreement and the grant of the lease, sublease and option to Global hereunder do not and will not constitute a default under the Lease or the Forbearance Agreement. Lender agrees that, should there occur an event of default under the Lease or the Forbearance Agreement, Lender shall serve written notice of such event of default to Global concurrently with any notice sent by Lender to Foufas and agrees to permit Global the opportunity to cure any such event or condition of default under the Lease or the Forbearance Agreement in accordance with their respective terms and subject to its conditions.

     3. Extension of Forbearance Agreement and Option. In consideration of the mutual covenants and agreements herein contained, Lender agrees to extend the termination date of the Forbearance Agreement (the "Forbearance Termination Date") for an additional twenty (20) months or until August 1, 2001. Lender further agrees that by such extension the option to purchase the Leased Equipment granted under the Lease shall remain in full force and effect until the revised Forbearance Termination Date, provided that no condition or event of default under the Forbearance Agreement shall occur or shall fail to be cured in accordance with its terms and conditions. Lender further represents and warrants that the option price which will be necessary to be paid under the Lease to purchase the Equipment shall not exceed the sum of Thirty-Five Thousand Dollars ($35,000).

     4. Rental. Global shall pay Foufas as rent for the use of the Equipment, the sum of One Thousand Seven Hundred Dollars ($1,700) per month for each month during the term hereof, with the first payment due upon and subject to Global obtaining a valid gaming casino license (the "License") from the Colorado Division of Gaming permitting the operation of the Tollgate Casino in Central City, Colorado (the "Casino"), which date shall be the Commencement Date of this Agreement. Should Global not receive or obtain the License on or before August 31, 1999, this Agreement shall terminate without liability to Global to pay any rent hereunder.
In addition, beginning on the Commencement Date, Global shall pay and discharge all rent and other sums due for use and occupancy of the Storage; provided, however, that Global shall have the right to remove all items of personal property from the Storage Unit and upon Global's notification of Foufas that all items of personal property have been removed from the Storage, Foufas shall terminate the Storage Unit Lease and Global shall have no further obligation to pay rent or other sums due thereunder.

     5. Possession. Possession of the Equipment shall be delivered to Global upon execution of this Agreement. Global accepts the Equipment in an "as is" condition.

     6.   Ownership and Use.

          a. Foufas represents and warrants that the Owned Equipment is owned by Foufas free and clear of all claims, liens or encumbrances of third parties. During the term hereof, Foufas agrees not to suffer or permit any liens or other encumbrances to be asserted against such Owned Equipment described on Exhibit A and agrees at all times to maintain itself as the sole and exclusive owner of such property.

          b. Foufas represents and warrants that the Leased Equipment is held subject to the Forbearance Agreement and the Lease. Foufas represents and warrants that the Forbearance Agreement is valid, enforceable and in full force and effect and there does not exist any condition or event of default thereunder. During the term hereof, Foufas agrees to maintain such Forbearance Agreement in full force and effect and not to suffer or permit any default to occur thereunder. Foufas agrees that, should there occur a default under the Forbearance Agreement during the term, Foufas shall serve written notice of such default upon Global and grants to Global the right without further notice to Foufas to make such payments and take such other actions as Global may deem necessary, reasonable or advisable to cure such default and to maintain such Forbearance Agreement in full force and effect and in good standing. Any costs or expenses incurred by Global to cure any default under any such Forbearance Agreement may be offset and credited by Global against any and all rent due hereunder as well as against payment of the option price, should Global exercise its option to purchase granted hereunder.

          c. Global shall keep the Equipment free and clear from all claims, levies, liens, and encumbrances. Global shall give
Foufas immediate notice of any attachment, seizure or other process affecting any article of Equipment.

          d. Global shall not pledge, lend, create a security interest in, sublet or relinquish possession of the Equipment or any part thereof, or attempt in any manner to dispose of the Equipment, or remove the Equipment or any part thereof from its casino without Foufas's written consent. Global shall operate and use the Equipment in accordance with all applicable manufacturers' and owners' manuals of instruction, and such operations shall be by competent and qualified personnel.

          e. Global shall keep the Equipment at the location of the Tollgate Casino, Central City, Colorado, and the Equipment shall not be removed therefrom without the prior written consent of Foufas. Foufas shall have the right to inspect the Equipment at any reasonable time during normal business hours. If Foufas provides Global with labels stating that the Equipment is owned by Foufas, Global shall affix and keep same in a prominent place on each item of Equipment.

          f. Global shall use the Equipment in a careful and lawful manner in compliance with all laws, ordinances, regulations, requirements and rules of any governmental authority with respect to the use, maintenance, modification and operation of the Equipment. Global shall provide Foufas with written certification of such compliance upon reasonable request by Foufas. Global shall not make any alterations, additions or improvements to the Equipment without the prior written consent of Foufas, which consent shall not be unreasonably withheld. All additions and improvements made to the Equipment shall be the property of Foufas, shall not be removed without the prior written consent of Foufas, and shall be made at the sole cost and expense of Global.

     7. Repairs and Maintenance. Global shall keep the Equipment in good working condition, and shall pay all costs and expenses associated with all repairs and replacement parts necessary for the proper maintenance and preservation of the Equipment. Global shall provide all the repair services, parts and supplies necessary to properly maintain the Equipment.

     8. Expenses. Global shall be liable for all expenses which may be incurred from time to time arising out of this Agreement, including but not limited to all property taxes, license fees, use and excise taxes, title and registration fees and other governmental assessments imposed as a result of the Equipment's presence and use in Central City, Colorado.

     9. Damage or Theft. Global hereby agrees to replace or pay the fair market value of any of the Equipment which is damaged, destroyed, stolen or which in any way becomes unavailable for return to Foufas. Upon termination of this agreement, provided Global does not exercise the purchase option provided for herein, all Equipment shall be returned in good working condition, ordinary wear and tear excepted.

     10. Insurance. Global shall provide and maintain insurance against loss, theft, damage or destruction of the Equipment in an amount no less than the fair market value of the Equipment, with Foufas and Lender named as co-insured. Global shall also provide and maintain comprehensive general all-risk liability insurance insuring Global and naming Foufas and Lender as co-insureds against any and all loss or liability for damages either to person or property or otherwise which may result or arise from any condition, use or operation of the Equipment. Each policy shall expressly provide that said insurance as to Foufas and Lender and their respective assigns shall not be invalidated by any act, omission or neglect of Global and cannot be canceled without thirty (30) days' written notice to Foufas and Lender. As to each policy, Global shall furnish Foufas and Lender with a Certificate of Insurance from the insurer, which Certificate shall evidence the insurance coverage required by this paragraph and shall designate Foufas and Lender as loss payees and/or additional insureds. If Global fails to procure or maintain said insurance, Foufas and/or Lender shall have the right, but shall not be obligated, to effect such insurance, in which event Foufas or Lender, as the case may be, shall notify Global of any such payment and Global shall repay such party within fifteen (15) days after such notice is mailed to Global.

     11. Term. The term of this Agreement shall commence upon Global obtaining the License from the Colorado Division of Gaming permitting the operation of the Casino (the "Commencement Date") and shall terminate twenty-two (22) months following the Commencement Date (the "Termination Date").

     12. Return of Equipment. Upon termination of this Agreement, Global hereby agrees to return to Foufas possession of the Equipment. Possession shall be redelivered to Foufas at the Casino premises.

     13. Assumption of Liability for Use of Tollgate Tokens. Global does hereby agree to assume any and all liability whether financial or otherwise, for whatever reason, arising during the term of this Agreement out of Global's use of Tollgate Casino tokens, including, but not limited to, any liability relating to the redemption of Tollgate Casino tokens pursuant to applicable Casino Gaming regulations. Global shall otherwise indemnify Foufas for any claims, actions, damages or liabilities, including attorneys' fees, arising out of the use of Tollgate Casino tokens by Global, its agents and/or assigns.

     14. Default. The occurrence of any of the following events shall constitute a "default":

          a. Failure by Global to pay any installment of monthly rent or other sum due and owing, now or hereafter owed by Global to Foufas under this Agreement, which default remains uncured after thirty (30) days' written notice;

          b. Failure in the performance of any obligation, covenant or liability contained in this Agreement or any other agreement with Foufas in connection herewith, which default remains uncured after thirty (30) days' written notice;

          c. Any warranty, representation or statement made or furnished by or on behalf of Global proving to have been false in any material respect when made or furnished, which default remains uncured after thirty (30) days' written notice;

          d. Loss, theft, damage, destruction without insurance required in Paragraph 9 hereof or without replacement by Global, or attempted sale, bulk transfer or encumbrance by Global of any of the Equipment, or the making of any levy, seizure or attachment thereof; or

          e.   Dissolution, termination of existence,
discontinuance of Global's business, insolvency or appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by Global, or the commencement of any proceeding under any bankruptcy, reorganization or arrangement laws by or against Global.

     15. Global's Remedies. Upon the occurrence of default, Foufas shall have the following rights and remedies which shall be cumulative and which may be exercised with or without notice, and which may be exercised separately, independently or concurrently and more than once and in any order, and without any election of remedies to be deemed made, and without affecting the right of Foufas to exercise any other remedy hereunder or which Foufas may have in law:

          a. To declare all unpaid monthly rent under this Agreement to be immediately due and payable, in which event this Agreement shall continue in full force and effect;

          b. To terminate this Agreement as to any or all of the Equipment;

          c. To take possession of the Equipment wherever found, and for this purpose enter any premises of Global or any other location without any liability for suit, action or other proceedings by Global and remove the Equipment;

          d. To cause Global at its expense to promptly return the Equipment to Foufas;

          e. To repair, recondition, maintain, remove, transport or store the Equipment at Global's expense;

          f. To use, hold or otherwise dispose of the Equipment without affecting Global's obligations hereunder; or

          g. To proceed by appropriate action, either by law or in equity to enforce performance by Global of the applicable covenants, promises or undertakings of this Agreement or to recover damages for the breach thereof.

     16. Indemnification. Global hereby agrees to indemnify and hold harmless Foufas from any and all liability, causes of action, damages, costs or expenses of whatever kind or nature resulting from the existence of or the operations of its casino, Global's possession and use of the Equipment, and any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Foufas, in any way relating to or arising out of this Agreement or the enforcement of this Agreement against Global of any of the terms hereof. If Global has or receives any knowledge or notice of any claim, liability, or potential claim or liability, it shall give prompt written notice of same to Foufas. Global shall, at its expense, and at Foufas's option, defend any action, suit or proceeding with counsel reasonably satisfactory to Foufas; provided, however, that Global shall not admit liability on behalf of Foufas or settle any such action without the consent of Foufas.

     17. Assignment. Assignment by Foufas or Global of any right, obligation or duty, in whole or in part, or any other interest hereunder, requires consent by the other party and Lender. Such consent shall not unreasonably be withheld. Any and all obligations and duties of any of the parties hereunder shall be binding on all successors in interest and assigns of such party and shall survive any acquisition, merger, reorganization or other business combination to which it is a party.

     18. Option to Purchase. Upon the termination of the Agreement, Global shall have the right and option to purchase all of the Equipment. Such option may be exercised at Global's election by delivering written notice to Foufas at least thirty
(30) days prior to the Termination Date. The purchase price for the equipment shall be an aggregate of Thirty-Five Thousand Dollars ($35,000) for all of the Equipment. Upon exercise by Global of the option to purchase granted herein, Global shall also be obligated to pay the balance, if any, of all rent which may be due and owing under this Agreement from the date of exercise to the Termination Date. Foufas shall be obligated to exercise all rights to purchase the Leased Equipment under the terms of the Lease, and pay all costs associated therewith, and thereafter to convey to Global the Equipment by bill of sale with general warranty of title against tender and delivery by Global of payment of the purchase price, which shall occur within thirty (30) days of the date of Global's exercise of the option herein granted. Should Foufas fail to exercise all rights to purchase the Leased Equipment under the terms of the Lease within the time provided, Global shall have the right to tender to Lender payment of the option exercise price and all associated costs; whereupon Lender shall convey the Equipment by Bill of Sale with general warranty of title to Global and Global shall pay to Foufas the balance, if any, between the aggregate purchase price of Thirty-Five Thousand Dollars ($35,000) and the sums paid by Global to Lender to exercise the purchase option. The Equipment shall be conveyed by Foufas or Lender, as the case may be, to Global free and clear of all liens, claims or encumbrances of third parties.

     19. Force Majeure. Neither party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control, including, without limitation, acts of God, acts of civil, governmental or military authority, government regulations or changes thereof, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, other major environmental disturbances, or severe weather conditions.

     20.  Resolution of Disputes.

          a. In the event of a dispute, claim or controversy arising out of or related to this Agreement or any other agreements arising hereunder, the laws of the United States and the State of Colorado shall be applied and shall govern such dispute, claim or controversy without regard to choice of law provisions.

          b. Any action or proceeding brought to resolve any controversy or claim arising out of or relating to this Agreement shall take place in Denver, Colorado, U.S.A.

          c. In any action or proceeding brought to enforce any provision of this Agreement, the prevailing party in such dispute shall be entitled to an award for all costs and expenses incurred in connection therewith, including an award for reasonable attorneys' fees.

     21. Waiver. Waiver by either party of any violation or non-performance by the other party of any of its obligations hereunder shall not be considered a waiver of any other of the party's obligations, covenants or agreements, nor shall any forbearance by other parties be deemed a waiver by such party of its right to remedies with respect to such violation of non-performance.

     22. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement should be invalid in part, such invalidity shall in no way affect the rest of such provision, which shall, together with all other provisions of this Agreement, to the full extent consistent with law, continue in full force and effect.

     23. Prior Agreements. This Agreement supersedes all prior discussions, negotiations and agreements between Foufas and Global, and cannot be altered or amended except by agreement in writing signed by both parties.

     24. Execution. This Agreement may be executed by duly authorized officers of the respective parties hereunder in any number of counterparts, each of which shall be deemed the original.

     25. Notices. All notices, requests, demands, and other communications hereunder shall be in writing in the English language and shall be delivered personally or sent by first class registered or certified mail, overnight courier service, or telecopy as follows:

          If to Global, to:   Stephen G. Calandrella, President
                              Global Central Corporation
                              5373 North Union Boulevard, Suite 100
                              Colorado Springs, Colorado  80918
                              Fax:  (719) 590-4888

          with a copy to:     Clifford L. Neuman, Esq.
                              Neuman, Drennen & Stone, LLC
                              1507 Pine Street
                              Boulder, Colorado  80302
                              Fax:  (303) 442-1045

          If to Foufas:       Plato Foufas, President
                              Plato Foufas & Co.
                              One IBM Plaza
                              Chicago, Illinois  60611
                              Fax:  (312) 828-9681

          with a copy to:     Timothy S. Wilhelm, Esq.
                              Keck & Associates, P.C.
                              One IBM Plaza, Suite 2630
                              Chicago, Illinois  60611
                              Fax:  (312) 828-9681

          If to Lender:       ________________________________
                              Park National Bank & Trust of Chicago
                              ________________________________
                              ________________________________
                              Fax:____________________________

          with a copy to:
                              ________________________________
                              ________________________________
                              ________________________________
                              Fax:____________________________

or such other address or telecopy number as may be designated in writing by any party to the other parties hereto. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of telecopy confirmation, if sent by telecopy, one business day after delivery to an overnight courier service, or five days after mailing if sent by mail.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PLATO FOUFAS & CO.



                                   By:/s/Plato Foufas
                                         Plato Foufas, President




                                   ___________________________
                                   PLATO FOUFAS


                                   GLOBAL CENTRAL CORPORATION



                                   By:/s/Stephen G. Calandrella
                                      Stephen G. Calandrella,President


                                   PARK NATIONAL BANK & TRUST OF CHICAGO



                                   By: